EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Advanced Electronic Support Products, Inc.
Miami, Florida

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 2000, relating to the consolidated financial statements of Advanced Electronic Support Products, Inc., which is contained in this Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP

Miami, Florida
July 26, 2000